UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 4, 2010
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
(State of incorporation)	(Commission File Number No.)	(IRS Employer Identification No.)
650 Massachusetts Ave, NW
Washington, D.C. 20001
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Credit Agreement and Related Agreements
     On August 4, 2010, Blackboard Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), Citibank, N.A. and Credit Suisse AG, as co-syndication agents, PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders party thereto (the “Lenders”). Borrowings under the Credit Agreement may be used for working capital needs and general corporate purposes, which may include share repurchases, outstanding debt repayment and acquisitions. The Credit Agreement provides for a $175 million senior secured revolving credit facility to be available on a revolving basis until August 4, 2015. Amounts outstanding under the Credit Agreement will bear interest at a rate per annum equal to, at the election of the Company, (i) the Adjusted LIBO Rate (as defined in the Credit Agreement) plus a margin of between 2.25% and 3.00% based on the Company’s Leverage Ratio (as defined in the Credit Agreement) or (ii) an Alternate Base Rate (as defined in the Credit Agreement) plus a margin of between 1.25% and 2.00% based on the Company’s Leverage Ratio. Any overdue amounts under the Credit Agreement will bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such loan.
     The Company is required to pay the Lenders a commitment fee at a rate per annum of between 0.30% and 0.50% based on the Company’s Leverage Ratio on the average daily unused amount of the credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. The Company may optionally prepay loans or reduce the credit facility commitments at any time, without penalty.
     The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Company and its subsidiaries, maintenance of existence, financial and other reporting, payment of obligations, compliance with laws, maintenance of properties and insurance, and an agreement to cause future material domestic subsidiaries to become parties to the Guaranty and the Pledge and Security Agreement referred to below. Negative covenants include, among others, with respect to the Company and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, limitations on investments, limitations on mergers, asset sales, and acquisitions, other than Permitted Acquisitions (as defined in the Credit Agreement), limitations on dividends and other restricted payments, limitations on affiliate transactions, limitations on sale and lease-back transactions, limitations on changing fiscal reporting periods and limitations on capital expenditures. The Credit Agreement also includes maximum leverage, senior leverage and interest coverage ratios and a minimum liquidity covenant.
     The Credit Agreement contains customary events of default, including, among others, the non-payment of principal, interest or other amounts when due, inaccuracy of the Company’s representations and warranties in any material respect, violation of covenants, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events and the occurrence of a Change in Control (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. A bankruptcy or insolvency event of default causes such obligations automatically to become immediately due and payable.
     The obligations of the Company under the Credit Agreement are guaranteed by the material domestic subsidiaries of the Company pursuant to a Guaranty, among the subsidiary guarantors party thereto from time to time (the “Guarantors”) and the Agent on behalf of the Lenders. The loans and the other obligations of the Company under the Credit Agreement and related loan documents, and the guaranty obligations of the Guarantors under the Guaranty, are secured by substantially all of the tangible and intangible assets of the Company and each Guarantor (including, without limitation, intellectual property and the capital stock of certain subsidiaries) pursuant to the terms of a Pledge and Security Agreement.
     The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit

Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
     In the ordinary course of business, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Acquisition of Elluminate, Inc.
     As previously reported, on July 2, 2010, the Company entered into an Arrangement Agreement to acquire all outstanding shares in the capital of Elluminate, Inc., a Canadian federal corporation (“Elluminate”). On August 4, 2010, the Company closed its acquisition of Elluminate. Elluminate delivers web, audio, video and social networking solutions optimized for teaching, learning, and collaboration.
     The Company paid $59.9 million in cash, excluding transaction costs, as consideration for the acquisition, including certain payments made on Elluminate’s behalf. The Company deposited $0.5 million of the consideration into a working capital escrow fund for possible working capital adjustments and $14.3 million of the consideration into an indemnity escrow fund to secure Elluminate’s shareholders’ indemnification obligations pursuant to the Arrangement Agreement.
Acquisition of Wimba, Inc.
     As previously reported, on July 2, 2010, the Company entered into an Agreement and Plan of Merger to acquire Wimba, Inc., a Delaware corporation (“Wimba”), by merging a wholly owned subsidiary of the Company into Wimba. On August 5, 2010, the Company closed its acquisition of Wimba. Wimba is a leading provider of collaborative learning software applications and services to the education industry.
     The Company paid $59.6 million in cash, excluding transaction costs, as consideration for the acquisition, including certain payments made on Wimba’s behalf. The Company deposited $1.0 million of the consideration into a working capital escrow fund for possible working capital adjustments and $11.8 million of the consideration into indemnity escrow funds to secure Wimba’s equity holders’ indemnification obligations pursuant to the Agreement and Plan of Merger.
Item 2.02 Results of Operations and Financial Condition.
     On August 9, 2010, the Company issued a press release reporting its financial results for the quarter and six months ended June 30, 2010. A copy of the press release is furnished hereto as Exhibit 99.2.
     The information contained in this Item 2.02 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, regardless of any incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.
(b) Pro Forma Financial Information.

The Company will file any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.
(d) Exhibits.
2.1	Arrangement Agreement dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Elephant Acquisition Corp., a Canadian federal corporation and a wholly owned subsidiary of Blackboard, (iii) Elluminate, Inc., a Canadian federal corporation, (iv) certain shareholders of Elluminate, Inc., (v) Hotstart Technologies Inc., a Canadian federal corporation, (vi) 693899 Alberta Ltd., an Alberta corporation, (vii) 693897Alberta Ltd., an Alberta corporation, and (viii) Nashirali Samanani (incorporated by reference to Exhibit 2.1 of Blackboard’s Current Report on Form 8-K filed on July 7, 2010).

2.2	Agreement and Plan of Merger dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Bear Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Blackboard Inc., (iii) Wimba, Inc., a Delaware corporation, and (iv) Walter H. Barandiaran and Carmen Scarpa (incorporated by reference to Exhibit 2.2 of Blackboard’s Current Report on Form 8-K filed on July 7, 2010).

10.1	Credit Agreement dated as of August 4, 2010 by and among Blackboard Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., Credit Suisse AG, PNC Bank, National Association, Wells Fargo Bank, National Association, and the lenders party thereto.

99.1	Press release dated July 7, 2010 (incorporated by reference to Exhibit 99.1 of Blackboard’s Current Report on Form 8-K filed on July 7, 2010).

99.2	Press release dated August 9, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)
Dated: August 9, 2010	By:	/s/ John E. Kinzer
		Name:	John E. Kinzer
		Title:	Chief Financial Officer

EXHIBIT INDEX
2.1	Arrangement Agreement dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Elephant Acquisition Corp., a Canadian federal corporation and a wholly owned subsidiary of Blackboard, (iii) Elluminate, Inc., a Canadian federal corporation, (iv) certain shareholders of Elluminate, Inc., (v) Hotstart Technologies Inc., a Canadian federal corporation, (vi) 693899 Alberta Ltd., an Alberta corporation, (vii) 693897Alberta Ltd., an Alberta corporation, and (viii) Nashirali Samanani (incorporated by reference to Exhibit 2.1 of Blackboard’s Current Report on Form 8-K filed on July 7, 2010).

2.2	Agreement and Plan of Merger dated July 2, 2010 by and among (i) Blackboard Inc., (ii) Bear Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Blackboard Inc., (iii) Wimba, Inc., a Delaware corporation, and (iv) Walter H. Barandiaran and Carmen Scarpa (incorporated by reference to Exhibit 2.2 of Blackboard’s Current Report on Form 8-K filed on July 7, 2010).

10.1	Credit Agreement dated as of August 4, 2010 by and among Blackboard Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., Credit Suisse AG, PNC Bank, National Association, Wells Fargo Bank, National Association, and the lenders party thereto.

99.1	Press release dated July 7, 2010 (incorporated by reference to Exhibit 99.1 of Blackboard’s Current Report on Form 8-K filed on July 7, 2010).

99.2	Press release dated August 9, 2010.